NEWS RELEASE
WESCO International, Inc. / Suite 700, 225 West Station Square Drive / Pittsburgh, PA 15219

WESCO International, Inc. Reports Fourth
Quarter Results; Achieves Record Sales in Full Year 2012

Fourth quarter results compared to the prior year:
•Consolidated sales of $1.64 billion, growth of 3.5%
•Earnings per share of $0.95; adjusted earnings per share of $1.06, excluding EECOL
Electric and non-recurring charges
•Free cash flow of $95 million or 195% of net income

Full year results compared to the prior year:
•Record sales of $6.6 billion, up 7.4%
•Earnings per share of $4.38, growth of 10.6%; adjusted earnings per share of $4.49, excluding EECOL Electric and non-recurring charges
•Free cash flow of $265 million or 118% of net income

PITTSBURGH, January 31, 2013/PRNewswire/ -- WESCO International, Inc. (NYSE: WCC), a leading provider of electrical, industrial, and communications MRO and OEM products, construction materials, and advanced supply chain management and logistics services, today announced its 2012 fourth quarter and full-year financial results.

The following results are for the quarter-ended December 31, 2012 compared to the quarter-ended December 31, 2011:

•
Consolidated net sales were $1,644.4 million for the fourth quarter of 2012, compared to $1,589.5 million for the fourth quarter of 2011, an increase of 3.5%. Acquisitions and foreign exchange positively impacted consolidated sales by approximately 4.3% and 0.5%, respectively, resulting in an organic growth rate of approximately negative 1.3%. Sequentially, fourth quarter 2012 sales decreased 0.7%.

•	Gross profit of $337.3 million, or 20.5% of sales, for the fourth quarter of 2012 was down 10 basis points, compared to $328.0 million, or 20.6% of sales, for the fourth quarter of 2011.

•
Selling, general & administrative (SG&A) expenses of $239.8 million, or 14.6% of sales, for the fourth quarter of 2012 increased 30 basis points, compared to $227.8 million, or 14.3% of sales, for the fourth quarter of 2011. Excluding non-recurring EECOL acquisition-related charges of $4.0 million, fourth quarter SG&A expenses of $235.8 million, or 14.3% of sales, is comparable to the fourth quarter of 2011.

•
Operating profit was $86.4 million for the current quarter, down 5.6% from $91.5 million for the comparable 2011 quarter. Operating profit as a percentage of sales was 5.3% in 2012, down 50 basis points from 5.8% in 2011.

•
Total interest expense for the fourth quarter of 2012 was $14.7 million, compared to $12.0 million for the fourth quarter of 2011. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for the fourth quarter of 2012 and 2011 was $0.7 million and $1.6 million, respectively.

•	Loss on debt extinguishment for the fourth quarter of 2012 was $3.5 million which was due to the redemption of all the outstanding 7.50% Senior Subordinated Notes due 2017.

•	The effective tax rate for the current quarter was 28.7%, compared to 31.1% for the prior year quarter.

•	Net income of $48.6 million for the current quarter was down 11.3% from $54.8 million for the prior year quarter.

•
Earnings per diluted share for the fourth quarter of 2012 were $0.95 per share, based on 51.4 million diluted shares, down 15.2% from $1.12 per diluted share in the fourth quarter of 2011, based on 49.0 million diluted shares. Excluding the impact of EECOL Electric and non-recurring charges, fourth quarter of 2012 adjusted earnings per diluted share were $1.06.

•	Free cash flow for the fourth quarter of 2012 was $94.9 million, or 195% of net income, compared to $86.4 million for the fourth quarter of 2011.

Mr. John J. Engel, WESCO's Chairman and Chief Executive Officer, stated, “Our fourth quarter results reflect solid execution in a challenging economic environment and a continuation of the market trends experienced in the third quarter.  We continued to see the positive impact of our productivity and LEAN initiatives in gross margins, operating costs, and free cash flow, excluding the non-recurring acquisition and debt extinguishment costs.  In addition, we were pleased to complete the acquisition of EECOL Electric in mid-December, which strengthens our Canadian operations and establishes a solid foundation for WESCO in South America.”

Mr. Engel continued, “On a full year basis, operating margins reached 5.6%, up 20 basis points versus prior year, as sales grew 7.4% to a record $6.6 billion.  As a result, earnings per share grew at a double-digit rate again last year.  2012 included many noteworthy accomplishments, and I am very proud of the extra effort and results delivered by all our associates around the globe working together as the One WESCO team.”

The following results are for the full-year period ended December 31, 2012 compared to the full-year period ended December 31, 2011:

•
Consolidated net sales were $6,579.3 million, compared to $6,125.7 million, an increase of 7.4%. Acquisitions positively impacted consolidated sales by approximately 3.3%, while foreign exchange rate negatively impacted sales by approximately 0.3%, resulting in organic sales growth of approximately 4.4%.

•	Gross profit was $1,331.4 million, or 20.2% of sales, compared to $1,236.6 million, or 20.2% of sales.

•	SG&A expenses of $924.8 million, or 14.1% of sales, improved 10 basis points, compared to $872.0 million, or 14.2% of sales.

•	Operating profit was $369.0 million, up 10.8% from $333.0 million for the comparable 2011 period. Operating profit as a percentage of sales was 5.6% in 2012, up 20 basis points from 5.4% in 2011.

•
Total interest expense was $47.7 million, compared to $53.6 million. Non-cash interest expense, which includes convertible debt interest, interest related to uncertain tax positions, and the amortization of deferred financing fees, for 2012 and 2011 was $1.5 million and $8.8 million, respectively.

•	Loss on debt extinguishment in 2012 was $3.5 million which was due to the redemption of all the outstanding 7.50% Senior Subordinated Notes due 2017.

•	The effective full-year tax rate was 29.5% for 2012 compared to 29.8% for 2011.

•	Net income of $223.9 million for the full-year was up 14.1% from $196.3 million for the prior year.

•
Earnings per diluted share for 2012 were up 10.6% to $4.38 per diluted share, based on 51.1 million diluted shares, versus $3.96 per diluted share for 2011, based on 49.6 million diluted shares. Excluding the impact of EECOL Electric and non-recurring charges, 2012 adjusted earnings per diluted share were $4.49.

•	Full-year free cash flow was $265.1 million, or 118% of net income, compared to $134.2 million in the prior year.

Mr. Engel continued, “Our value proposition and go-to market strategies provide significant long-term growth and value creation opportunities for both our customers and shareholders.  We continue to see the benefits of our investments, growth strategy and effective execution and expect that to continue this year with the second half stronger than the first.  As a result of playing offense over the last several years, we have strengthened our business and enhanced our position in the global marketplace.”

# # #

Teleconference Access
WESCO will conduct a teleconference to discuss the fourth quarter earnings as described in this News Release on Thursday, January 31, 2013, at 11:00 a.m. E.D.T. The conference call will be broadcast live over the Internet and can be accessed from the Company's website at http://www.wesco.com. The conference call will be archived on this Internet site for seven days.

# # #

WESCO International, Inc. (NYSE: WCC), a publicly traded Fortune 500 holding company headquartered in Pittsburgh, Pennsylvania, is a leading provider of electrical, industrial, and communications maintenance, repair and operating (“MRO”) and original equipment manufacturers (“OEM”) product, construction materials, and advanced supply chain management and logistic services. 2012 annual sales were approximately $6.6 billion. The Company employs approximately 8,900 people, maintains relationships with over 18,000 suppliers, and serves over 65,000 active customers worldwide. Customers include commercial and industrial businesses, contractors, government agencies, institutions, telecommunications providers and utilities. WESCO operates eight fully automated distribution centers and approximately 475 full-service branches in North America and international markets, providing a local presence for customers and a global network to serve multi-location businesses and multi-national corporations.

# # #

The matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Certain of these risks are set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as well as the Company's other reports filed with the Securities and Exchange Commission.

Contact: Kenneth S. Parks, Vice President and Chief Financial Officer
WESCO International, Inc. (412) 454-2392, Fax: (412) 222-7566
http://www.wesco.com

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	December 31,		December 31,
	2012		2011

Net sales	$1,644.4		$1,589.5
Cost of goods sold (excluding	1,307.1	79.5%	1,261.5	79.4%
depreciation and amortization below)
Selling, general and administrative expenses	239.8	14.6%	227.8	14.3%
Depreciation and amortization	11.1		8.7
Income from operations	86.4	5.3%	91.5	5.8%
Interest expense, net	14.7		12.0
Loss on debt extinguishment	3.5		—
Income before income taxes	68.2	4.1%	79.5	5.0%
Provision for income taxes	19.6		24.7
Net income attributable to WESCO International, Inc.	$48.6	3.0%	$54.8	3.4%

Earnings per diluted common share	$0.95		$1.12
Weighted average common shares outstanding and
common share equivalents used in computing earnings per
diluted share (in millions)	51.4		49.0

WESCO INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(dollar amounts in millions, except per share amounts)
(Unaudited)

	Twelve Months		Twelve Months
	Ended		Ended
	December 31,		December 31,
	2012		2011

Net sales	$6,579.3		$6,125.7
Cost of goods sold (excluding	5,247.9	79.8%	4,889.1	79.8%
depreciation and amortization below)
Selling, general and administrative expenses	924.8	14.1%	872.0	14.2%
Depreciation and amortization	37.6		31.6
Income from operations	369.0	5.6%	333.0	5.4%
Interest expense, net	47.7		53.6
Loss on debt extinguishment	3.5		—
Income before income taxes	317.8	4.8%	279.4	4.6%
Provision for income taxes	93.9		83.1
Net income attributable to WESCO International, Inc.	$223.9	3.4%	$196.3	3.2%

Earnings per diluted common share	$4.38		$3.96
Weighted average common shares outstanding and
common share equivalents used in computing earnings per
diluted share (in millions)	51.1		49.6

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEET
(dollar amounts in millions)
(Unaudited)

	December 31,	December 31,
	2012	2011
Assets
Current Assets
Cash and cash equivalents	$86.1	$63.9
Trade accounts receivable, net	1,036.2	939.4
Inventories, net	794.0	627.0
Other current assets	170.9	107.2
Total current assets	2,087.2	1,737.5
Other assets	2,527.8	1,341.0
Total assets	$4,615.0	$3,078.5

Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$706.6	$642.8
Current debt	32.8	6.4
Other current liabilities	225.5	196.7
Total current liabilities	964.9	845.9

Long-term debt	1,702.3	642.9
Other noncurrent liabilities	371.8	243.8
Total liabilities	3,039.0	1,732.6

Stockholders' Equity
Total stockholders' equity	1,576.0	1,345.9
Total liabilities and stockholders' equity	$4,615.0	$3,078.5

WESCO INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(dollar amounts in millions)
(Unaudited)

	Twelve Months Ended	Twelve Months Ended
	December 31, 2012	December 31, 2011
Operating Activities:
Net income	$223.9	$196.3
Add back (deduct):
Depreciation and amortization	37.6	31.6
Deferred income taxes	31.6	14.4
Change in Trade and other receivables, net	36.4	(143.5)
Change in Inventories, net	(29.4)	(33.8)
Change in Accounts Payable	(24.3)	101.7
Other	12.4	0.8
Net cash provided by operating activities	288.2	167.5

Investing Activities:
Capital expenditures	(23.1)	(33.3)
Acquisition payments	(1,289.5)	(48.1)
Proceeds from sale of assets	1.6	—
Other	—	0.1
Net cash used by investing activities	(1,311.0)	(81.3)

Financing Activities:
Debt borrowing (repayments), net	1,067.8	(84.1)
Equity activity, net	2.3	(2.0)
Other	(26.1)	15.2
Net cash provided (used) by financing activities	1,044.0	(70.9)

Effect of exchange rate changes on cash and cash equivalents	1.0	(5.0)

Net change in cash and cash equivalents	22.2	10.3
Cash and cash equivalents at the beginning of the period	63.9	53.6
Cash and cash equivalents at the end of the period	$86.1	$63.9

NON-GAAP FINANCIAL MEASURES

This earnings release includes certain non-GAAP financial measures. These financial measures include financial leverage, free cash flow, gross profit, organic sales growth, and adjusted earnings per share. The Company believes that these non-GAAP measures are useful to investors in order to provide a better understanding of the Company's capital structure position, liquidity, and organic growth trends on a comparable basis. Additionally, certain non-GAAP measures either focus on or exclude transactions of an unusual nature, allowing investors to more easily compare the Company's financial performance from period to period. Management does not use these non-GAAP financial measures for any purpose other than the reasons stated above.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Twelve Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2012	2011
Financial Leverage:
Income from operations	$369,005	$332,979
Depreciation and amortization	37,561	31,607
EBITDA	$406,566	$364,586

	December 31,	December 31,
	2012	2011
Current debt	$32,834	$6,411
Long-term debt	1,702,338	642,922
Debt discount related to convertible debentures and term loan (1)	182,213	175,908
Total debt including debt discount	$1,917,385	$825,241

Financial leverage ratio	4.7	2.3

Note: Financial leverage is provided by the Company as an indicator of capital structure position. Financial leverage is calculated by dividing total debt, including debt discount, by the trailing twelve months earnings before interest, taxes, depreciation and amortization (EBITDA).

	Three Months	Three Months	Twelve Months	Twelve Months
	Ended	Ended	Ended	Ended
	December 31,	December 31,	December 31,	December 31,
Free Cash Flow:	2012	2011	2012	2011
(dollar amounts in millions)
Cash flow provided by operations	$98.5	$95.7	$288.2	$167.5
Less: Capital expenditures	(3.6)	(9.3)	(23.1)	(33.3)
Free Cash flow	$94.9	$86.4	$265.1	$134.2

Note: Free cash flow is provided by the Company as an additional liquidity measure. Capital expenditures are deducted from cash flow from operations to determine free cash flow. Free cash flow is available to provide a source of funds for the Company's financing needs.

(1)The convertible debentures and term loan are presented in the consolidated balance sheets in long-term debt net of the unamortized discount.

WESCO INTERNATIONAL, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(dollar amounts in thousands)
(Unaudited)

	Three Months	Three Months
	Ended	Ended
Quarterly Gross Profit:	December 31,	December 31,
	2012	2011
Net Sales	$1,644.4	$1,589.5
Cost of goods sold (excluding depreciation and amortization)	1,307.1	1,261.5
Gross profit	$337.3	$328.0
Gross margin	20.5%	20.6%

	Twelve Months	Twelve Months
	Ended	Ended
Annual Gross Profit:	December 31,	December 31,
	2012	2011
Net Sales	$6,579.3	$6,125.7
Cost of goods sold (excluding depreciation and amortization)	5,247.9	4,889.1
Gross profit	$1,331.4	$1,236.6
Gross margin	20.2%	20.2%

Note: Gross profit is provided by the Company as an additional financial measure. Gross profit is calculated by deducting cost of goods sold, excluding depreciation and amortization, from net sales. This amount represents a commonly used financial measure within the distribution industry. Gross margin is calculated by dividing gross profit by net sales.

	Three Months	Twelve Months
	Ended	Ended
Organic Sales Growth:	December 31,	December 31,
	2012	2012
Change in net sales	3.5%	7.4%
Impact from acquisitions	4.3%	3.3%
Impact from foreign exchange rates	0.5%	(0.3)%
Organic sales growth	(1.3)%	4.4%

Note: Organic sales growth is provided by the Company as an additional financial measure to provide a better understanding of the Company's sales growth trends. Organic sales growth is calculated by deducting the percentage impact on net sales from acquisitions and foreign exchange rates from the overall percentage change in consolidated net sales.

Adjusted Earnings per Share:	Three Months	Twelve Months
	Ended	Ended
	December 31,	December 31,
	2012	2012
Income before income taxes	$68.2	$317.8
Non-recurring acquisition charges	4.0	4.0
Loss on debt extinguishment	3.5	3.5
EECOL Electric results	0.9	0.9
Adjusted Income before income taxes	76.6	326.2
Provision for income taxes	22.0	96.3
Adjusted Net Income attributable to WESCO International, Inc.	$54.6	$229.9

Adjusted Earnings per Diluted Common Share	$1.06	4.49

Weighted average common shares outstanding and
common share equivalents used in computing earnings per
diluted share (in millions)	51.4	51.1

Note: Adjusted earnings per share is provided by the Company as an additional financial measure. Adjusted earnings per share is calculated by adding non-recurring acquisition charges, loss on debt extinguishment, and EECOL Electric results to Income before Income Taxes. The Adjusted Net Income attributable to WESCO International, Inc. is divided by the weighted average common shares outstanding and common share equivalents.